GLOBAL TECHNICAL SERVICES, INC.

Index to Financial Statements

Independent Auditor’s Report	F-2
Combined Balance Sheets at December 31, 2016 and 2015	F-3
Combined Statements of Operations for the Years Ended December 31, 2016 and 2015	F-4
Combined Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2016 and 2015	F-5
Combined Statements of Cash Flows for the Years Ended December 31, 2016 and 2015	F-6
Notes to Combined Financial Statements	F-7

Independent Auditors’ Report

To the Board of Directors
Global Technical Services, Inc.

Report on Financial Statements

We have audited the accompanying financial statements of Global Technical Services, Inc. (“the Company”) which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BD & Company, Inc.
Owings Mills, MD
September 29, 2017

GLOBAL TECHNICAL SERVICES, INC.
BALANCE SHEETS
December 31, 2016 and 2015

	2016	2015
ASSETS
Current assets
Cash	$43,239	$60,369
Accounts receivable - trade	2,337,461	1,768,050
Accounts receivable - other	12,295	3,586
Employee advances	84,008	137,049
Notes Receivable	564,537	451,835
Interest Receivable	19,628	24,111
Prepaid expenses	214,659	277,109
Total current assets	3,275,827	2,722,109

Property and equipment
Autos	41,687	41,687
Furniture and Equipment	723,958	1,493,787
Leasehold improvements	135,485	135,485
	901,130	1,670,959
Less accumulated depreciation	(778,382)	(1,492,545)
Total property and equipment	122,748	178,414

Total assets	$3,398,575	$2,900,523

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities
Accounts payable	$91,173	$96,453
Accrued expenses	347,275	247,171
Accrued interest	69,940	31,878
Note payable - current portion	421,193	342,172
Line of credit	2,074,115	1,246,692
Total current liabilities	3,003,696	1,964,366
Long-term liabilities
Note payable - net of current portion	682,897	827,713
Total long-term liabilities	682,897	827,713

Total liabilities	3,686,593	2,792,079

Stockholders' (deficit) equity
Capital Stock, $.10 par value; 1,000,000 shares authorized, 100,000 shares issued, 44,050 shares outstanding at December 31, 2016 and 2015	10,000	10,000
Additional paid-in-capital	565,984	565,984
Treasury stock, 55,950 shares as of December 31, 2016 and 2015	(4,464,860)	(4,464,860)
Retained earnings	3,600,858	3,997,320
Total stockholders' (deficit) equity	(288,018)	108,444

Total liabilities and stockholders' (deficit) equity	$3,398,575	$2,900,523
See accompanying notes to the financial statements.

GLOBAL TECHNICAL SERVICES, INC.
STATEMENT OF OPERATIONS
For the years ended December 31, 2016 and 2015

	2016	2015
Sales	$18,116,381	$13,973,857
Cost of sales	16,076,148	12,340,009
Gross profit	2,040,233	1,633,848

Selling, general and administrative expenses	2,313,754	2,170,247
Operating loss	(273,521)	(536,399)
Other income/(expense)
Interest expense, net	(125,015)	(99,739)
Other income, net	2,074	6,360
Other expense, net	(122,941)	(93,379)
Net loss	$(396,462)	$(629,778)

See accompanying notes to the financial statements.

GLOBAL TECHNICAL SERVICES, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the years ended December 31, 2016 and 2015

	Shares of Common Stock	Common Stock	Shares of Treasury Stock	Treasury Stock	Additional Paid-In Capital	Retained Earnings	Total Stockholders’ Equity (Accumulated Deficit)
Balance as of January 1, 2015	44,050	$10,000	55,950	$(4,464,860)	$565,984	$4,627,098	$738,222
Net loss	-	-	-	-	-	(629,778)	(629,778)
Balance as of December 31, 2015	44,050	10,000	55,950	(4,464,860)	565,984	3,997,320	108,444
Net loss	-	-	-	-	-	(396,462)	(396,462)
Balance as of December 31, 2016	44,050	$10,000	55,950	$(4,464,860)	$565,984	$3,600,858	$(288,018)

See accompanying notes to the financial statements.

GLOBAL TECHNICAL SERVICES, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities
Net loss	(396,462)	(629,778)
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	66,970	81,145
Bad debt expense	347,407	123,626
(Increase) decrease in:
Accounts receivables – trade	(917,963)	(192,569)
Accounts receivables – other	(7,401)	2,663
Employee advances	52,877	(53,668)
Interest receivable	4,483	30,603
Prepaid expenses	62,451	269,015
Increase (decrease) in:
Accounts payable-trade	(5,280)	21,458
Accrued expenses	100,103	125,744
Accrued interest	38,062	31,878
Total adjustments	(258,291)	439,895
Net cash used in operating activities	(654,753)	(189,883)
Cash flows from investing activities
Purchase of property and equipment	(11,304)	(70,292)
Collections on notes receivable	(112,703)	-
Advances on notes receivable	-	359,397
Net cash (used in) provided by investing activities	(124,007)	289,105
Cash flows from financing activities
Proceeds of short-term borrowings	18,054,015	14,033,049
Repayment of short-term borrowings	(17,226,591)	(14,192,423)
Proceeds of notes payable	239,074	244,865
Repayment of notes payable	(304,868)	(354,288)
Net cash provided by (used in) financing activities	761,630	(268,797)
Net decrease in cash	(17,130)	(169,575)
Cash, beginning of year	60,369	229,944
Cash, end of year	$43,239	$60,369

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$5,016	$6,860
Cash paid for interest	$117,387	$91,032

See accompanying notes to the financial statements.

GLOBAL TECHNICAL SERVICES, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Global Technical Services, Inc. (the Company) was organized and chartered in 1989, in the state of Texas, as a corporation for the purpose of providing temporary contract professional and skilled labor to businesses throughout the United States. Contracts to provide such services vary in length, usually less than one year. The Company’s corporate offices are located in Fort Worth, Texas.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of accounting

The accounts are maintained and the financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles (GAAP).

Statements of cash flows

For purposes of the statements of cash flows, the Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2016 and 2015, the Company had no such investments included in cash.

Accounts receivable

The Company performs ongoing credit evaluations of its customers’ financial conditions and extends credit to virtually all of its customers on an uncollateralized basis. Customers are headquartered throughout the United States and operate primarily within the aerospace and defense industries.

Accounts receivable are stated at cost, net of any allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and establishes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors including the age of the balance, the customer’s payments history, its current credit-worthiness, and current economic trends. As of the years ending December 31, 2016 and 2015, the Company deems all receivables as collectible.

Accounts receivable at December 31, 2016 and 2015 include $222,269 and $188,415 in unbilled contracts respectively related to work performed in the year in which the receivable was recorded. These amounts were billed in the respective subsequent years.

Revenue Recognition

The Company recognizes revenues for the performance of services when persuasive evidence of an arrangement exists, service have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company derives revenues from fees for services generated on a project basis. Revenues are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour per the Company’s contracts or purchase orders.

Property and equipment

Property and equipment is stated at cost. Depreciation of property and equipment is provided on the double-declining balance method over the estimated useful lives as follows:

Autos	5 Years
Furniture and equipment	5-7 Years
Leasehold improvements	15 Years

Repairs and maintenance are expensed as incurred; expenditures for additions, improvements and replacements are capitalized. Depreciation expense of $66,970 and $81,145 was incurred during 2016 and 2005, respectively.

Treasury stock

Treasury stock is shown at cost and consists of 55,950 shares of the Company common stock at December 31, 2016 and 2015.

Income taxes

The Company has adopted the liability method of accounting for income taxes in accordance with Account Standards Codification (ASC) 740, “Accounting for Income Taxes”. Deferred income taxes are recognized for temporary differences between financial statement and income tax basis of assets and liabilities and net operating loss carry-forwards for which tax benefits will be realized in future years.

Profit sharing plan

The Company has a 401(k) deferred compensation plan for all eligible employees. Active participants may elect to have the Company make salary reduction contributions on their behalf based on a percentage of their earnings, not to exceed 25% in 2016 and 2015. The Company has the option of making annual discretionary contributions to the plan up to a predetermined limit. For the years ended December 31, 2016 and 2015, the Company made no contributions to the plan. The Company terminated the 401(k) plan on January 31, 2017.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $54,735 and $56,393 for the years ended December 31, 2016 and 2005, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s combined financial statements to determine if there is sufficient cash on hand and working capital to operate for a period of at least one year from the date the combined financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in generally accepted accounting principles. As part of this assessment, based on conditions that are known and reasonably knowable, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New accounting pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers—Deferral of the Effective Date, which defers by one year the mandatory effective date of its revenue recognition standard, and provides entities the option to adopt the standard as of the original effective date. The new standard is now effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is now permitted, but not before the original effective date. The Company is currently evaluating the impact, if any, this new standard will have on its combined financial statements, when the Company will adopt the new standard, and the method of adoption.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

Subsequent events

The Company has evaluated subsequent events through September 29, 2017, which is the date the combined financial statements were available to be issued. See Note 10.

NOTE 3 -- LIQUIDITY

For the year ended December 31, 2016, the Company generated net loss of $409,255 and used $654,753 of cash for continuing operations. Additionally, at December 31, 2016 the company had cash available of $43,239 and a working capital of $259,338.

On September 21, 2017, the Company entered into a Purchase Agreement to be acquired by Novume Solutions Inc. Upon closing of the acquisition, the Company will become a wholly-owned subsidiary of Novume Solutions, Inc., a Delaware corporation (“Novume”). For additional detail regarding this transaction, refer to Subsequent Events (Note 10).

Management believes that the Company’s current level of cash combined with cash that it expects to generate in its operations during the next 12 months including anticipated new customer contracts will be sufficient to sustain the Company’s business initiatives through at least September 2018, but there can be no assurance that these measures will be successful or adequate. In the event that the Company’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, the Company may need to obtain additional capital and rely on Novume Solutions, Inc.

NOTE 4 -- NOTES PAYABLE

Notes payable as of December 31, 2016 and 2015, consisted of the following:

	December 31, 2016	December 31, 2015
G&W Ventures	$953,722	$953,722
Ally Financial	13,894	21,505
Bank Direct	49,440	15,617
SBC Insurance Agency	87,034	145,612
Cowboys Stadium, LP	-	33,429
Total Current Notes Payable	1,104,090	1,169,885
Less: Current Maturities of Long-Term Debt	(421,193)	(342,172)
Notes Payable, Less Current Maturities	$682,897	$827,713

The Company has an outstanding notes payable to G&W Ventures, Inc. that carries an interest rate of 4% per annum and requires monthly interest payments of $11,137. The note payable is secured by Company stock and a life insurance policy. The principal balance at December 31, 2016 and 2015 totaled $953,722 and $953,722, respectively. Principal payments during the year ended December 31, 2015 totaled $15,837. There were no principal payments made during the year ended December 31, 2016.

On September 26, 2013, the Company entered into a note agreement with Ally Financial in the amount of $38,000 for the purchase of an automobile. The note matures on October 11, 2018. Payments of principal and interest at 0.00% are due and payable monthly beginning November 11, 2013. The principal balance at December 31, 2016 and 2015 totaled $13,892 and $21,505, respectively. Principal payments made in 2016 and 2015 totaled $7,613 and $6,985.

On August 8, 2012, the Company entered into a note agreement with Cowboys Stadium, L.P. in the amount of $36,000 for the purchase of Seat Option at the Cowboys Stadium. The note matures on August 8, 2038. Payments of principal and interest at 8% are due and payable annually beginning March 1, 2013. On November 28, 2016 the Company exercised Seat Option Assignment and Assumption Agreement and sold the rights to stadium seats. The principal balance at December 31, 2016 and 2015 totaled $0 and $33,429, respectively. Principal payments made in 2016 and 2015 totaled $520 and $480, respectively.

On October 1, 2015, the Company entered into a note agreement with Bank Direct Capital Finance in the amount of $23,212. The note was unsecured and matured on July 1, 2016. Payments of principal and interest at 7.4% were due and payable monthly beginning November 1, 2015. The principal balance at December 31, 2015 totaled $15,617. Principal payments made in 2016 and 2015 totaled $7,595 and $15,617, respectively.

On October 1, 2015, the Company entered into a note agreement with SBC Insurance Agency in the amount of $208,014. The note was unsecured and matured on June 1, 2016. Payments of principal were due and payable monthly beginning November 1, 2015. The principal balance at December 31, 2015 totaled $145,612. Principal payments made in 2016 and 2015 totaled $62,404 and 145,612, respectively.

On October 1, 2016, the Company entered into a note agreement with Bank Direct Capital Finance in the amount of $74,022. The note matures on July 1, 2017. Payments of principal and interest at 7.0% are due and payable monthly beginning November 1, 2016. The principal balance at December 31, 2016 totaled $49,440. Principal payments made in 2016totaled $24,582. Payment of the note payable is unsecured.

On October 1, 2016, the Company entered into a note agreement with SBC Insurance Agency in the amount of $111,905. The note matures on July 1, 2017. Payments of principal are due and payable monthly beginning November 1, 2016. The principal balance at December 31, 2016 totaled $87,034. Principal payments made in 2016totaled $24,871. Payment of the note payable is unsecured.

The future debt service requirements are as follows:

2017	$421,193
2018	114,839
2019	112,978
2020	117,580
2021 and thereafter	337,501
$1,104,091

NOTE 5 -- LINE OF CREDIT – BANK

As of December 31, 2016, the Company renewed a revolving line of credit (Line of Credit Agreement) with Wells Fargo Capital Finance (WFCF). Advances from WFCF are due on December 31, 2017 with interest at the LIBOR plus 3% payable monthly. Payment of the revolving line of credit is secured by the accounts receivable of the Company. The principal balance at December 31, 2016 and 2015 totaled $2,074,115 and $1,246,692, respectively.

As part of the Line of Credit Agreement, the Company must maintain certain financial covenants. The Company met all financial covenant requirements during and as of the years ended December 31, 2016 and 2015.

NOTE 6 -- RELATED PARTY TRANSACTIONS

Employee advances

The Company had outstanding employee advances to officers of $71,302 and $137,049 as of December 31, 2016 and 2015, respectively.

Revolving line of credit

January 5, 2004, the Company granted a revolving line of credit in the amount of $1,000,000 to Global Contract Professionals, Inc. (GCP), a related party through common ownership. Advances to GCP are due annually with interest at prime + ½% payable monthly. The principal balance at December 31, 2016 and 2015 was $564,537 and $451,835, respectively, and was recorded as notes receivable on the Company’s balance sheet. The Company has recorded interest income receivable of $19,628 and $24,111 as of December 31, 2016 and 2015, respectively, from GCP.

Reimbursement for expenses

The Company received reimbursement from GCP for various expenses during 2016 and 2015 in the amounts of $134,744 and $217,487, respectively.

NOTE 7 -- LEASES

The Company conducts its operations from facilities that are leased under a 24-month operating lease, with payments of $14,758 per month through March 2016. In March of 2015 the company reduced lease space and extended its lease through March 2018 with payments of $12,559 per month. In June of 2016 the Company reduced lease space and adjusted rent payment to $10,085.

In March 2015 the Company increased the sublease base rent with GCP to $1,960 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $6,816 (the remaining unallocated rent of $12,559) is due monthly.

In June 2016 the Company renegotiated the sublease with GCP for the facilities to $3,516 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $3,054 (the remaining unallocated rent of $10,085) is due monthly.

Rent expense for the years ended December 31, 2016 and 2015 was $68,781 and $105,871, respectively. Rental income from the sublease to GCP during the year ended December 31, 2016 and 2015 was $66,696 and $68,321, respectively.

Minimum rental payments net of rental income required under the above operating leases are as follows:

2017	$42,192
2018	42,192
$84,384

NOTE 8 -- INCOME TAXES

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes. Deferred taxes are recognized for differences between the basis of assets and liabilities for financial statement and income tax purposes. The differences relate primarily to depreciable assets (use of different depreciation methods and lives for financial statement and income tax purposes) and state income taxes (which are accrued for book purposes but deducted for tax purposes in the year paid) and contribution carryovers (which are deducted for book purposes when paid but are limited to 10% of taxable income for tax purposes). The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

The differences between actual income tax expense and the tax provision computed by applying the statutory federal income tax rate to earnings before income taxes are attributable to the following:

	2015	2016
Deferred Tax Assets
Charity Carryforward	$79,140	$84,402
NOL	227,022	359,766

Deferred Tax Liabilities
Fixed Assets	11,928	18,700
Net Deferred Tax Assets	318,089	467,744
Less: Valuation Allowance	(318,089)	(467,744)
Net Deferred Tax Asset	$-	$-

NOTE 9 -- CONCENTRATION OF CREDIT RISK

The Company operates within the aerospace and defense industries. Accordingly, the risk exists that the ability to collect amounts due from customers could be affected by economic fluctuations in these markets and industries. The Company does not believe, however, that it is subject to any unusual credit risk beyond the normal credit risk attendant to operating the business. Historically, credit losses have not been significant.

The Company has one customer in 2016 and two customers in 2015, which combined, accounted for approximately 59% and 65% of the Company’s total sales during 2016 and 2015, respectively. The amount due from these customers, included in accounts receivable, was $1,535,128 and $1,535,128, or approximately 59% and 52% of the balances, at December 31, 2016 and 2015, respectively.

NOTE 10 -- SUBSEQUENT EVENTS

On September 21, 2017 the Company entered into a Equity Purchase Agreement with Novume Solutions, Inc. in the amount of approximately $3,750,000. This purchase agreement is expected to close on October 1, 2017.

On February 23, 2017 the Company entered into a note agreement with Fora Financial in the amount of $149,500 with a fixed finance charge of $37,375. The Company renegotiated the agreement on July 24, 2017 borrowing an additional $100,000 with a fixed finance charge of $32,000 if paid by October 31, 2017.

GLOBAL CONTRACT PROFESSIONAL, INC.

Index to Financial Statements

Independent Auditor’s Report	F-14
Combined Balance Sheets at December 31, 2016 and 2015	F-15
Combined Statements of Operations for the Years Ended December 31, 2016 and 2015	F-16
Combined Statements of Stockholders’ Equity (Deficit) for the Years Ended December 31, 2016 and 2015	F-17
Combined Statements of Cash Flows for the Years Ended December 31, 2016 and 2015	F-18
Notes to Combined Financial Statements	F-19

Independent Auditors’ Report

To the Board of Directors
Global Contract Professionals, Inc.

Report on Financial Statements

We have audited the accompanying financial statements of Global Contract Professionals, Inc. (“the Company”) which comprise the balance sheets as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BD & Company, Inc.
Owings Mills, MD
September 29, 2017

GLOBAL CONTRACT PROFESSIONALS, INC.
BALANCE SHEETS
December 31, 2016 and 2015

ASSETS	2016	2015
Current assets
Cash	$28,458	$188,150
Accounts receivable - trade	525,304	756,283
Accounts receivable - other	1,750	17,150
Prepaid expenses	3,525	17,482
Total current assets	559,037	979,065
Property and equipment
Autos	-	-
Furniture and equipment	137,215	172,582
Leasehold improvements	11,604	5,104
	148,819	177,686
Less accumulated depreciation	(115,867)	(133,642)
Total property and equipment	32,952	44,044
Other assets
Deposits	9,241	9,241
Total other assets	9,241	9,241
Total assets	$601,230	$1,032,350
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable	$2,024	$24,555
Accrued expenses	54,142	71,710
Accrued interest - related party	19,628	24,111
Note payable - related party	564,537	446,760
Line of credit	434,587	636,949
Total current liabilities	1,074,918	1,204,085
Total liabilities	1,074,918	1,204,085
Stockholders' deficit
Capital Stock, $.01 par value; 1,000,000 shares authorized 44,050 shares issued and outstanding	441	441
Accumulated deficit	(474,129)	(172,176)
Total stockholders' equity	(473,688)	(171,735)
Total liabilities and stockholders' deficit	$601,230	$1,032,350

See accompanying notes to the financial statements.

GLOBAL CONTRACT PROFESSIONALS, INC.
STATEMENT OF OPERATIONS
For the years ended December 31, 2016 and 2015

	2016	2015
Sales	$6,272,572	$9,509,987
Cost of sales	5,605,520	8,469,733
Gross profit	667,052	1,040,254
Selling, general and administrative expenses	896,702	1,034,705
Operating (loss) income	(229,650)	5,549
Other expense
Interest expense	(71,621)	(82,783)
Other expense, net	(682)	(1,734)
Net loss	$(301,953)	$(78,968)

See accompanying notes to the financial statements.

GLOBAL CONTRACT PROFESSIONALS, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
For the years ended December 31, 2016 and 2015

	Shares of Common Stock	Common Stock	Accumulated Deficit	Total Stockholders’ Deficit
Balance as of January 1, 2015	44,050	$441	$(93,208)	$(92,767)
Net loss	-	-	(78,968)	(78,968)
Balance as of December 31, 2015	44,050	441	(172,176)	(171,735)
Net loss	-	-	(301,953)	(301,953)
Balance as of December 31, 2016	44,050	$441	$(474,129)	$(473,688)

See accompanying notes to the financial statements.

GLOBAL CONTRACT PROFESSIONALS, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2016 and 2015

	2016	2015
Cash flows from operating activities
Net loss	$(301,953)	$(78,968)
Adjustments to reconcile net income to cash provided by operating activities
Depreciation and amortization	19,083	20,083
Bad debt expense	50,468	-
(Increase) decrease in:
Accounts receivables - trade	180,511	239,291
Accounts receivables - other	6,500	30,724
Employee advances	8,900	300
Prepaid expenses	13,955	(12,154)
Increase (decrease) in:
Accounts payable-trade	(22,528)	(11,450)
Accrued expenses	(17,568)	(3,968)
Accrued interest	(4,483)	(1,505)
Total adjustments	234,838	261,321
Net cash provided by operating activities	(67,115)	182,353
Cash flows from investing activities
Purchase of property and equipment	(7,992)	(23,327)
Net cash used in investing activities	(7,992)	(23,327)
Cash flows from financing activities
Proceeds of short-term borrowings	6,414,447	9,583,633
Repayment of short-term borrowings	(6,616,809)	(9,793,139)
Proceeds of notes payable	423,277	550,966
Repayment of notes payable	(305,500)	(385,476)
Net cash used in financing activities	(84,585)	(44,016)
Net decrease in cash	(159,692)	115,010
Cash, beginning of year	188,150	73,140
Cash, end of year	$28,458	$188,150

Supplemental Disclosures of Cash Flow Information
Cash paid for income taxes	$2,500	$10,103
Cash paid for interest	$73,057	$84,288

See accompanying notes to the financial statements.

GLOBAL CONTRACT PROFESSIONALS, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

Global Contract Professionals, Inc. (the Company) was organized and chartered on December 29, 2003, in the state of Texas, as a corporation for the purpose of providing temporary contract professional and skilled labor to businesses throughout the United States. Contracts to provide such services vary in length, usually less than one year. The Company’s corporate offices are located in Fort Worth, Texas.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

Basis of accounting

The accounts are maintained and the financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles (GAAP).

Cash and cash equivalents

For purposes of the balance sheet and statement of cash flows, the Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents. At December 31, 2016 and 2015, the Company had no such investments included in cash.

Accounts receivable

The Company performs ongoing credit evaluations of its customers’ financial conditions and extends credit to virtually all of its customers on an uncollateralized basis. Customers are headquartered throughout the United States and operate primarily within the aerospace and defense industries.

Accounts receivable are stated at cost, net of any allowance for doubtful accounts. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the failure of customers to make required payments. The Company reviews the accounts receivable on a periodic basis and establishes allowances where there is doubt as to the collectability of individual balances. In evaluating the collectability of individual receivable balances, the Company considers many factors including the age of the balance, the customer’s payments history, its current credit-worthiness, and current economic trends. As of the years ending December 31, 2016 and 2015, the Company deems all receivables as collectible.

Accounts receivable at December 31, 2016 and 2015 include $16,445 and $41,363 in unbilled contracts respectively related to work performed in the year in which the receivable was recorded. These amounts were billed in the respective subsequent years.

Revenue Recognition

The Company recognizes revenues for the performance of services when persuasive evidence of an arrangement exists, service have been rendered or delivery has occurred, the fee is fixed or determinable and the collectability of the related revenue is reasonably assured. The Company derives revenues from fees for services generated on a project basis. Revenues are recognized based on the number of hours worked by the employees or consultants at an agreed-upon rate per hour per the Company’s contracts or purchase orders.

Property and equipment

Property and equipment is stated at cost. Depreciation of property and equipment is provided on the double-declining balance method over the estimated useful lives as follows:

Autos	5 Years
Furniture and equipment	5-7 Years
Leasehold improvements	15 Years

Repairs and maintenance are expensed as incurred; expenditures for additions, improvements and replacements are capitalized. Depreciation expense of $19,083 and $20,083 was incurred during the years ended December 31, 2016 and 2015, respectively.

Profit sharing plan

The Company has a 401(k) deferred compensation plan for all eligible employees. Active participants may elect to have the Company make salary reduction contributions on their behalf based on a percentage of their earnings, not to exceed 25%. The Company has the option of making annual discretionary contributions to the plan up to a predetermined limit. For the year ended December 31, 2016 and 2015, the Company made no contributions to the plan.

Advertising

The Company expenses advertising costs as incurred. Advertising expense was $54,545 and $73,763 for the years ended December 31, 2016 and 2015, respectively.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Going concern assessment

Beginning with the year ended December 31, 2016 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s combined financial statements to determine if there is sufficient cash on hand and working capital to operate for a period of at least one year from the date the combined financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in generally accepted accounting principles. As part of this assessment, based on conditions that are known and reasonably knowable, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, and its ability to delay or curtail expenditures or programs, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period. Management’s assessment determined the Company is a going concern.

New accounting pronouncements

In February 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The Company is currently evaluating the impact of the adoption of this guidance on its consolidated financial condition, results of operations and cash flows.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers—Deferral of the Effective Date, which defers by one year the mandatory effective date of its revenue recognition standard, and provides entities the option to adopt the standard as of the original effective date. The new standard is now effective for annual reporting periods beginning after December 15, 2017, and interim periods within those annual periods. Early adoption is now permitted, but not before the original effective date. The Company is currently evaluating the impact, if any, this new standard will have on its combined financial statements, when the Company will adopt the new standard, and the method of adoption.

In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements – Going Concern, which requires management to perform interim and annual assessments of an entity’s ability to continue as a going concern within one year of the date the financial statements are issued and provides guidance on determining when and how to disclose going concern uncertainties in the financial statements. Certain disclosures will be required if conditions give rise to substantial doubt about an entity’s ability to continue as a going concern. This accounting standard update applies to all entities and was effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter, with early adoption permitted. The Company adopted this standard during fiscal year 2016.

Subsequent events

The Company has evaluated subsequent events through September 29, 2017, which is the date the combined financial statements were available to be issued. See Note 12.

NOTE 3 – LIQUIDITY

For the year ended December 31, 2016, the Company generated net loss of $301,953 and used $67,115 of cash for continuing operations. Additionally, at December 31, 2016 the company had cash available of $28,458 and a working capital deficit of $515,881.

On September 21, 2017, the Company entered into a Purchase Agreement to be acquired by Novume Solutions Inc. Upon closing of the acquisition, the Company will become a wholly-owned subsidiary of Novume Solutions, Inc., a Delaware corporation (“Novume”). For additional detail regarding this transaction, refer to Subsequent Events (Note 11).

Management believes that the Company’s current level of cash combined with cash that it expects to generate in its operations during the next 12 months including anticipated new customer contracts will be sufficient to sustain the Company’s business initiatives through at least September 2018, but there can be no assurance that these measures will be successful or adequate. In the event that the Company’s cash reserves and cash flow from operations are not sufficient to fund the Company’s future operations, the Company may need to obtain additional capital and rely on Novume Solutions, Inc.

NOTE 4 – LINE OF CREDIT – BANK

As of December 31, 2016, the Company renewed a revolving line of credit (Line of Credit Agreement) with Wells Fargo Capital Finance (WFCF). Advances from WFCF are due on December 31, 2017 with interest at the LIBOR plus 3% payable monthly. Payment of the revolving line of credit is secured by the accounts receivable of the Company. The principal balance at December 31, 2016 and 2015 totaled $434,587 and $636,949, respectively.

As part of the Line of Credit Agreement, the Company must maintain certain financial covenants. The Company met all financial covenant requirements during and as of the years ended December 31, 2016 and 2015.

NOTE 5 – RELATED PARTY TRANSACTIONS

Reimbursement for expenses

The Company reimbursed Global Technical Services, Inc. (GTS), a related party through common ownership, for various expenses during 2016 and 2015 in the amounts of $134,744 and $217,487, respectively.

Revolving line of credit

As of January 5, 2004, the Company secured a revolving line of credit in the amount of $1,000,000 from GTS. Advances from GTS are due annually with interest at prime + 1/2% payable monthly. The principal balance at December 31, 2016 and 2015 was $564,537 and $446,760, respectively and was recorded as notes payable – related party on the Company’s balance sheet. The Company has recorded interest expense payable of $19,628 and $24,111 in 2016 and 2015, respectively.

Employee advances

The Company had outstanding employee advances to officers of $1,750 and $10,650 as of December 31, 2016 and 2015, respectively.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company is a guarantor on a line of credit to GTS from a bank in the amount of $3,000,000, with a balance at December 31, 2016 of $2,074,115. This guarantee would require the Company to make required loan payments to the bank in the event GTS was unable to do so.

NOTE 7 – CONCENTRATION OF CREDIT RISK

The Company operates within the aerospace and defense industries. Accordingly, the risk exists that the ability to collect amounts due from customers could be affected by economic fluctuations in these markets and industries. The Company does not believe, however, that it is subject to any unusual credit risk beyond the normal credit risk attendant to operating the business. Historically, credit losses have not been significant.

The Company has three customers, which combined, accounted for approximately 77% and 85% of the Company’s total sales during 2016 and 2015, respectively. The amount due from these customers, included in accounts receivable, was $503,114 and $745,853 or approximately 91% and 81% of the balances, at December 31, 2016 and 2015, respectively.

NOTE 8 – INCOME TAXES

The Company has elected to be taxed under provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income and is not allowed a net operating loss carryover or carry back as a deduction. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the Company’s taxable income or include their respective shares of the Company’s net operating loss in their individual income tax returns.

NOTE 9 – EQUITY

The Company has authorized a total of 1,000,000 shares of $.01 par value common stock. The Company issued 44,050 shares of voting stock to stockholders. The number of shares issued and outstanding at December 31, 2016 and 2015 is 44,050.

NOTE 10 – LEASES

The Company conducts its operations from facilities that are subleased from GTS. In March 2015, the Company increased the sublease base rent with GTS to $1,960 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $6,816 (the remaining unallocated rent of $12,559) is due monthly.

In June 2016, the Company renegotiated the sublease with GTS for the facilities to $3,516 per month. An additional amount equal to the percentage of total paychecks processed multiplied by $3,054 (the remaining unallocated rent of $10,085) is due monthly.

Net rent expense for the years ended December 31, 2016 and 2015 was $66,696 and $52,621, respectively.

Minimum rental payments required under the above operating lease are as follows:

2017	$42,192
2018	10,548
$52,740

NOTE 11 – SUBSEQUENT EVENTS

On September 21, 2017, the Company entered into a Equity Purchase Agreement with Novume Solutions, Inc. in the amount of $3,750,000.